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                                                                      EXHIBIT 99
  PROXY

          THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              LANDCARE USA, INC.
                       Special Meeting of Stockholders,
                                March 18, 1999

     The undersigned stockholder of LandCare USA, Inc., a Delaware corporation (the "Company"), hereby appoints William F. Murdy and William L. Fiedler, or either of them, each with full power of substitution, as proxies or proxy of the undersigned, to vote all the shares of common stock, par value $0.01 per share, of the Company which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held on March 18, 1999 at 10:00 a.m., local time, at the principal executive offices of the Company at 2603 Augusta, Suite 1300, Houston, Texas 77057, and at any adjournment or postponement thereof, upon the proposal set forth on the reverse side and as described in the Proxy Statement/Prospectus dated February 11, 1999, and, in their discretion, upon all matters incident to the conduct of the Special Meeting and such other matters as may properly be brought before the Special Meeting.

     All shares of Common Stock of the Company that are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting and not revoked will be voted at the Special Meeting in accordance with the instructions indicated on the reverse side of this card. If no instructions for the proposal are indicated on an executed Proxy Card, such proxies will be voted FOR the proposal set forth on the reverse side of this Proxy Card.

     This signed Proxy revokes all proxies previously given by the undersigned to vote at the Special Meeting or any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and the Proxy Statement/Prospectus relating to the Special Meeting.

      IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE
                          (continued on reverse side)
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                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Special Meeting of Stockholders
                              LANDCARE USA, INC.

                                March 18, 1999

                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

A [x] Please mark your votes as in this example.                            ____

      THE BOARD OF DIRECTORS OF LANDCARE RECOMMENDS A VOTE FOR THE PROPOSAL.

      To approve and adopt the Plan of Reorganization and Agreement and Plan of Merger, dated as of November 1, 1998, by and among LandCare USA, Inc. The ServiceMaster Company and SVM Acquisition Corporation (a wholly-owned subsidiary of The ServiceMaster Company) and to approve the merger of SVM Acquisition Corporation with and into LandCare USA, Inc.


      FOR [_]   AGAINST [_]   ABSTAIN [_]


Signature ____________________ Signature ____________________ Date: ____________

Note: This Proxy should be dated, signed by the stockholder(s) exactly as the Names(s) appear(s) hereon, and returned promptly in the enclosed envelope. Joint owners should each sign. Trustees, executors, administrators, guardians and others signing in a representative capacity should indicate this capacity. An authorized officer may sign on behalf of a corporation and should indicate the name of the corporation and his or her capacity. If a partnership, please sign in partnership name by authorized person.